Exhibit 99.2

Contact:
Brian Beades
212-810-5596
ahr-info@blackrock.com

Anthracite Capital Announces Pricing of $60 Million Convertible Senior Notes Offering

New York – August 24, 2007 - Anthracite Capital, Inc. (NYSE: AHR) today announced the pricing of its private offering of $60 million aggregate principal amount of convertible senior notes due 2027 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.  The notes will bear interest at a rate of 11.75% per annum and payments will be made on September 1 and March 1 of each year, beginning on March 1, 2008.

The notes will be convertible, only under certain conditions, including a 20 day period of trading above $14.02 per share, as adjusted at the option of the holder into cash and shares of Anthracite’s common stock, if any.  The initial conversion rate of 92.7085 shares of common stock per $1,000 principal amount of notes (equal to an initial conversion price of approximately $10.79 per share), subject to adjustment, represents a premium of 17.5% to the last reported sale price of Anthracite’s common stock on August 23, 2007 of $9.18.

Anthracite may redeem the notes for cash in whole or in part at any time on or after September 1, 2012, or earlier if necessary to preserve its status as a REIT, at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including additional amounts, if any). Holders may require Anthracite to repurchase some or all of their notes at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest (including additional amounts, if any) on September 1, 2012, September 1, 2017 and September 1, 2022, and following certain fundamental change transactions that occur prior to September 1, 2012 as described in the offering memorandum.

Anthracite intends to use up to approximately $12 million of the net proceeds to repurchase shares of its common stock and use the balance of net proceeds to finance investments in  commercial real estate securities and commercial real estate loans where the Company believes investment opportunities are being created by recent volatility in the real estate debt markets.  While the cost of capital in this offering is higher than in Anthracite's prior offerings, the Company believes it can reinvest the funds it has raised at a higher rate.

Anthracite expects this offering to close on August 29, 2007.  As part of the offering, Anthracite granted the initial purchasers a 13-day option to purchase up to an additional $20 million aggregate principal amount of the notes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities. Any offer of the securities will be made only by means of a private offering memorandum. The notes and the shares of common stock upon conversion of the notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction absent registration or an applicable exemption from registration requirements.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities.  Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.230 trillion in global assets under management at June 30, 2007.  BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, Inc., provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements

This press release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc. (“BlackRock”), Anthracite’s Manager; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite or BlackRock; (8) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and Anthracite; (9) the ability of BlackRock to attract and retain highly talented professionals; (10) fluctuations in foreign currency exchange rates; and (11) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2006 and Anthracite’s subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com.  The information contained on the Company’s website is not a part of this press release.

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